UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2018

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 2.02.  Results of Operations and Financial Condition

Pioneer Natural Resources Company ("Pioneer" or the "Company") presents in this Item 2.02 certain information regarding the quarter ended June 30, 2018 and certain other information.

For the second quarter of 2018, the Company’s average realized prices for oil, natural gas liquids (NGLs) and gas sales volumes were $61.20 per barrel (BBL), $28.83 per BBL and $1.97 per thousand cubic feet (MCF), respectively. Including the effects of commodity price derivatives, average prices for oil, NGLs and gas were $52.92 per BBL, $28.83 per BBL and $1.99 per MCF, respectively.
During the second quarter of 2018, the Company transported approximately 165 thousand barrels of oil per day (MBOPD) to the Gulf Coast where it was sold into either the Gulf Coast refinery market or exported to international refinery markets. Associated with these activities, the Company recognized a $69 million pre-tax cash flow benefit in the second quarter of 2018 compared to a $16 million benefit in the first quarter of 2018. The cash flow uplift during the second quarter was approximately $4.60 per BBL on the oil volumes transported to the Gulf Coast (approximately 165 MBOPD).
The Company contracts for its Gulf Coast refinery and export sales in advance of expected deliveries by approximately two months. As a result, sales prices reflect the oil price differential between West Texas Intermediate and Brent prices in effect two months prior to delivery. Based on wider differentials during May, June and July 2018, the Company expects its cash flow uplift during the third quarter of 2018 to be significantly higher than during the second quarter of 2018.

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and export facilities, Pioneer's ability to implement its business plans or complete its development activities as scheduled, the financial strength of counterparties to Pioneer's investment instruments and derivative contracts and the purchasers of Pioneer's oil, NGL and gas production, environmental and weather risks, cybersecurity risks, the risks associated with the ownership and operation of the Company's industrial sand mining and oilfield services businesses and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no duty to publicly update these statements except as required by law.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor,
Vice President and Chief Accounting Officer

Dated: July 31, 2018